UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 8, 2017

Mammoth Energy Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware		32-0498321
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
001-37917
(Commission File Number)
14201 Caliber Drive Suite 300 Oklahoma City, Oklahoma		73134
(Address of principal executive offices)		(Zip Code)
(405) 608-6007
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 8, 2017, Mammoth Energy Services, Inc. (the “Company”) held its first Annual Meeting of Stockholders (the “Annual Meeting”) following the completion of its initial public offering in October 2016. The Annual Meeting was held at Four Points Sheraton Quail Springs, 3117 NW 137th Street, Oklahoma City, Oklahoma. At the Annual Meeting, the Company’s stockholders voted on two proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 28, 2017. The following is a brief description of each matter voted upon and the results of such voting, including the number of votes cast for each matter and the number of votes cast against, votes withheld, abstentions and broker non-votes, if applicable, with respect to each matter.

Proposal 1

Marc McCarthy, Arty Straehla, Paul Heerwagen, Arthur Smith, André Weiss and Matthew Ross were elected to continue to serve as the Company’s directors until the 2018 Annual Meeting of Stockholders and until their respective successors are elected. The results of the vote on Proposal 1 were as follows:

Name of Nominee	For	Withheld	Non Votes
Marc McCarthy	30,688,774	5,398,298	782,236
Arty Straehla	30,890,078	5,196,994	782,236
Paul Heerwagen	30,802,917	5,284,155	782,236
Arthur Smith	33,500,595	2,586,477	782,236
André Weiss	33,586,749	2,500,323	782,236
Matthew Ross	33,587,149	2,499,923	782,236

Proposal 2

The appointment of Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending December 31, 2017 was ratified. The results of the vote on Proposal 2 were as follows:

For	Against	Abstain	Non Votes
36,862,817	4,471	2,020	—

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAMMOTH ENERGY SERVICES, INC.
Date:	June 12, 2017	By:	/s/ Mark Layton
Mark Layton
Chief Financial Officer and Secretary